EXHIBIT 10.1

                                   WHJJ RADIO
                             (RHODE ISLAND) CONTRACT

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                                   [LOGO] 920

                          Brokered Program on 920 WHJJ
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Term: The terms of this agreement will commence on August 28th, 2005 and will continue until August 27th, 2006 (the "Original Term") and this agreement shall be renewed automatically for successive periods of one year each (the "Renewal Term(s)") until terminated. The Garden Guys (broker) and WHJJ will have the right to terminate this agreement effective at the end of the Original Term by giving not less than sixty (60) days written notice of such termination.

      1. Broker will produce and host a one-hour weekend program every Sunday (8a-10a) on Talk Radio 920 WHJJ. Each show will begin after the top-of-the-hour news at :07, and include regular commercial breaks and any necessary disclaimers. WHJJ will retain six commercial units per hour. Broker will retain six commercial units per hour, or 78 thirty-second commercials each quarter, which may be aired outside of the hour in other WHJJ programs: Monday-Sunday, 6:00AM - 10PM R.O.S. All commercial inventory must be used during the year in which it is allocated.

      2. WHJJ will provide a producer/board operator for live programs, and a producer/board operator for pre-recorded programs for a maximum of one recorded program per month.

      3. Broker will receive 17 additional thirty-second commercials each quarter on WHJJ.

      4. WHJJ will promote "Broker's" program with a minimum of 100 promotional announcements per quarter (non-exclusive).

      5.    Broker will receive four print ads in the Providence Journal.

      6.    WHJJ will feature the program on the WHJJ web site.

      7. WHJJ will provide an on-site engineer for four remotes throughout the twelve-month period.

      8. Broker agrees to pay $600 net weekly. All invoices will be paid on a monthly basis.

      9. Broker will not offer sponsorship to current or potential WHJJ advertisers without gaining prior consent from Clear Channel Radio Providence.

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      10.   Broker will observe and exercise reasonable diligence to comply with the regulations and restrictions stated in Schedule A (attached).

      11. Disclaimer: "Broker's Show name" is sponsored and paid for by Broker and does not reflect the views of WHJJ.

LICENSEE:                                    THE GARDEN GUYS:

CLEAR CHANNEL RADIO

By: /s/ ILLEGIBLE                            By: /s/ Sam Jeffries
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   Name:                                        Name: Sam Jeffries
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   Title: VP/GM                                 Title: President
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